EXHIBIT 10.1a

AMENDMENT NO. 1 TO

THE PMI GROUP, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Amended September 19, 2007)

THE PMI GROUP, INC., having adopted The PMI Group, Inc. Amended and Restated Equity Incentive Plan (the “Plan”) as of May 27, 2004, and having amended and restated the Plan as of November 16, 2005, and again as of September 19, 2007, hereby amends the restated Plan as follows effective as of November 14, 2007:

Section 2.16, “Fair Market Value,” is amended to read as follows:

2.16 “Fair Market Value” means the closing market price per Share, as quoted in the New York Stock Exchange Composite Transactions Index on the relevant date, or if there were no sales on such date, the closing market price per Share on the nearest day after the relevant date, as determined by the Committee.

IN WITNESS WHEREOF, The PMI Group, Inc., by its duly authorized officer, has executed this Amendment No. 1 to the restated Plan on the date indicated below.

THE PMI GROUP, INC.

By:	/s/ Charles Broom
	Name:	Charles Broom
	Title:	Senior Vice President

	Date:	November 16, 2007